UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008 (October 30, 2008)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon's Court, 22 Victoria Street, Hamilton, Bermuda HM 12
(Address of principal executive offices)

(441) 279-7450
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

          On October 30, 2008, effective as of October 15, 2008, Syncora Holdings Ltd. (the “Company”) and several of its wholly-owned subsidiaries and affiliates, including Syncora Guarantee Inc. (“Syncora Guarantee”), entered into an agreement (the “Agreement”) with all parties to the original Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008, as amended by Amendment No. 1 dated as of August 1, 2008 (the “Master Transaction Agreement”), with the sole exception of Lehman Brothers Inc., to extend the negotiation period to commute, terminate, amend or restructure the contracts between the counterparties that may, from time to time, be parties to the Master Transaction Agreement (the “Financial Counterparties”) and Syncora Guarantee from October 15, 2008 to October 31, 2008. The Agreement is drafted so that it is effective as to all parties that have executed it, even if Lehman Brothers Inc. fails to execute it.

          The Agreement also changes all other references in the Master Transaction Agreement from “October 15, 2008” to “October 31, 2008,” including the forbearance by the Financial Counterparties from exercising certain acceleration, termination and assessment rights under certain contracts, certain provisions of the Master Transaction Agreement relating to segregation by Syncora Guarantee of payments made by the Financial Counterparties through such date for use in the termination, amendment or restructuring of the contracts or payment of losses thereunder and limitations on the ability of Syncora Guarantee to commute, terminate or restructure policies or contracts or transfer or dispose of its public finance business. Other than in relation to these extensions, the terms of the Master Transaction Agreement remain unchanged. The extensions provided by the Agreement have expired and we continue to work with the Financial Counterparties to extend them but there can be no assurance that any additional extensions will be obtained or that the negotiations will ultimately result in an agreement.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Amendment No. 2 to Master Transaction Agreement, by and among Syncora Holdings Ltd., Syncora Guarantee Inc., certain portfolio trusts that are affiliates of Syncora Guarantee Inc., certain financial institutions that are counterparties to certain agreements with Syncora Guarantee, Inc. and certain other parties.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: November 3, 2008	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting CEO and President